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                                                                    Exhibit 1(k)

                             ARTICLES SUPPLEMENTARY

                                       TO

            THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.

     BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Immediately prior to the filing of these Articles Supplementary
     (i) the Corporation was authorized to issue twenty-four billion (24,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of twenty-four million dollars ($24,000,000), (ii) twenty-two billion (22,000,000,000) authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's sixteen series as follows:

          BNY Hamilton Equity Income Fund

                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Intermediate
            Government Fund

                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Intermediate New
            York Tax-Exempt Fund

                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Money Fund

                   Hamilton Class                               5,000,000,000
                   Hamilton Premier Class                       3,000,000,000
                   Hamilton Classic Class                       3,000,000,000

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          BNY Hamilton Treasury Money Fund
                   Hamilton Class                               2,000,000,000
                   Hamilton Premier Class                       2,000,000,000
                   Hamilton Classic Class                       2,000,000,000

          BNY Hamilton Large Cap Growth Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Small Cap Growth Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton International Equity Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Intermediate Investment Grade Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Intermediate Tax-Exempt Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Large Cap Value Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton Large Cap Growth CRT Fund                  200,000,000

          BNY Hamilton Small Cap Growth CRT Fund                  200,000,000

          BNY Hamilton International

             Equity CRT Fund                                      200,000,000

          BNY Hamilton S&P 500 Index Fund
                   Institutional Class                            200,000,000
                   Investor Class                                 200,000,000

          BNY Hamilton U.S. Bond Market Index Fund
                   Institutional Class                            200,000,000


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                   Investor Class            200,000,000

     and (iii) there were no remaining authorized but undesignated shares of Common Stock.

          SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, Section 2-105(a) of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of its Common Stock, and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock, the Board of Directors has (i) increased the number of shares of Common Stock, par value of one tenth of one cent ($.001) per share, that the Corporation has the authority to issue by 2 billion (2,000,000,000) shares, from 24,000,000,000 shares to 26,000,000,000 shares, (ii) increased the number of shares of Common Stock designated as shares of the "Hamilton" class of the BNY Hamilton Money Fund series by 2 billion (2,000,000,000) shares, from 5,000,000,000 shares to 7,000,000,000 shares, and (iii) provided for the issuance of shares of the series and class described in item (ii) above. The series and class so increased shall consist, until further changed, of the number of shares allocated to such series and class by the Board of Directors as set forth below:

         BNY Hamilton Money Fund
                  Hamilton Class                              7,000,000,000
                  Hamilton Premier Class                      3,000,000,000
                  Hamilton Classic Class                      3,000,000,000

     with the result that the authorized shares of Common Stock are now allocated as follows:

         BNY Hamilton Equity Income Fund
                  Institutional Class                         200,000,000
                  Investor Class                              200,000,000

         BNY Hamilton Intermediate
           Government Fund
                  Institutional Class                         200,000,000
                  Investor Class                              200,000,000

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         BNY Hamilton Money Fund
             York Tax-Exempt Fund
                  Institutional Class                           200,000,000
                  Investor Class                                200,000,000

        BNY Hamilton Money Fund
                   Hamilton Class                             7,000,000,000
                   Hamilton Premier Class                     3,000,000,000
                   Hamilton Classic Class                     3,000,000,000

          BNY Hamilton Treasury Money Fund
                   Hamilton Class                             2,000,000,000
                   Hamilton Premier Class                     2,000,000,000
                   Hamilton Classic Class                     2,000,000,000

          BNY Hamilton Large Cap Growth Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Small Cap Growth Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton International Equity Fund
                  Institutional Class                           200,000,000
                  Investor Class                                200,000,000

         BNY Hamilton Intermediate Investment Grade Fund
                  Institutional Class                           200,000,000
                  Investor Class                                200,000,000

         BNY Hamilton Intermediate Tax-Exempt Fund
                  Institutional Class                           200,000,000
                  Investor Class                                200,000,000

         BNY Hamilton Large Cap Value Fund
                  Institutional Class                           200,000,000
                  Investor Class                                200,000,000

         BNY Hamilton Large Cap Growth CRT Fund                 200,000,000

         BNY Hamilton Small Cap Growth CRT Fund                 200,000,000


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          BNY Hamilton International
              Equity CRT Fund                                   200,000,000

          BNY Hamilton S&P 500 Index Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton U.S. Bond Market Index Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

     and the remaining 2 billion (2,000,000,000) authorized shares of Common Stock remain undesignated as to series or class.

          THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992 and January 22, 1997, and supplemented by Articles Supplementary, dated June 29, 1994, August 15, 1995, January 22, 1997, April 30, 1999,
     September 20, 1999, February 17, 2000, and February 27, 2001.

          FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

          FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is twenty-six billion (26,000,000,000) shares, par value one tenth of one cent ($.001) per share, for an aggregate par value of twenty-six million dollars ($26,000,000).

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          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on April 2, 2001.

     WITNESS:                                    BNY HAMILTON FUNDS, INC.


           /s/ Manderly Rush                         /s/ Michael Grunewald
    By:_________________________                    By:_________________________
    Name:                                           Name:
    Title:                                          Title:

          THE UNDERSIGNED, Michael Grunewald of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/ Michael Grunewald

                                              ---------------------------------
                                              Name:

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